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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
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Check the appropriate box:

[ ]  Preliminary Proxy Statement.
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     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Bindview Development Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

(BINDVIEW LOGO)



                        BindView Development Corporation

                          Notice of 2003 Annual Meeting

                                 Proxy Statement

                         2002 Annual Report on Form 10-K

CONTENTS

LETTER TO SHAREHOLDERS

NOTICE OF 2003
ANNUAL MEETING AND PROXY STATEMENT

2002 ANNUAL REPORT
ON FORM 10-K


Dear Shareholders, Customers, and Friends

The year 2002 was challenging for BindView, but it also contained the seeds of optimism for the company's future. I am encouraged by the overall progress we made in improving our operating efficiency and our sales and marketing effectiveness in a difficult economic environment.

                                      * * *

I am pleased to invite you to attend BindView Development Corporation's 2003 annual meeting of shareholders. The meeting will begin at 9:00 a.m. on Thursday, August 21, 2003, at BindView's corporate offices, at 5151 San Felipe, Houston, Texas 77056.

The formal notice of meeting, proxy statement, and annual report on Form 10-K, all of which follow this letter, describe the matters which the shareholders will consider and vote on at the meeting. We encourage you to read these materials.

We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. Your vote is important. PLEASE COMPLETE, SIGN, DATE, AND MAIL YOUR PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

The Board of Directors recommends that you approve the proposals described in the proxy statement.

I look forward to seeing you at the meeting. Thank you for your continued support.

/s/ Eric J. Pulaski

Eric J. Pulaski
Chairman, President, and
Chief Executive Officer

                NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

(BINDVIEW LOGO)

                        BINDVIEW DEVELOPMENT CORPORATION
                           5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

    BindView Development Corporation will hold its 2003 annual meeting of shareholders at 9:00 a.m. on Thursday, August 21, 2003, at BindView's corporate offices located at 5151 San Felipe, Houston, Texas 77056.

    At the meeting, the shareholders will:

    o   elect two directors;

    o consider and vote on an amendment to the BindView Development Corporation 1999 Employee Stock Purchase Plan increasing the aggregate number of shares of BindView common stock available for issuance under that plan by 1 million shares; and

    o   transact any other business that may properly come before the meeting.


                                             By order of the Board of Directors,

                                             /s/ D. C. Toedt III

                                             D. C. Toedt III
                                             Vice President, General Counsel,
                                             and Secretary



Houston, Texas
July 21, 2003

                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                        BINDVIEW DEVELOPMENT CORPORATION

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

    This proxy statement relates to the solicitation of proxies by the Board of Directors of BindView Development Corporation for use at BindView's 2003 annual meeting of shareholders or any adjournment(s) thereof. The meeting will be held at 9:00 a.m. on Thursday, August 21, 2003, at BindView's corporate offices located at 5151 San Felipe, Houston, Texas 77056.

    You are entitled to vote at that meeting if you were a holder of record of BindView's common stock at the close of business on July 15, 2003. On July 21, 2003, we began mailing to shareholders entitled to vote at the meeting a proxy card along with our annual report including this proxy statement and our Report on Form 10-K for the fiscal year ending December 31, 2002. On July 15, 2003, there were 46,653,643 shares of BindView's common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

    Your proxy card will appoint Eric J. Pulaski and Edward L. Pierce as proxy holders to vote your shares as you indicate. If you sign, date and return your proxy card without specifying any voting instructions, the proxy holders will vote your shares FOR the election of the director nominees named in this proxy statement and as otherwise specified on the proxy card and FOR the amendment to BindView's employee stock purchase plan (ESPP).

    Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted at the meeting by (i) delivering a signed written revocation letter, dated later than the proxy, to BindView, attention: D. C. Toedt; or (ii) attending the meeting and voting in person or by proxy. Attending the meeting, however, will not automatically revoke your proxy.

    On the enclosed form of proxy, you may vote for or withhold authority to vote for the director nominees listed in this proxy statement.

    The Board expects the nominees named in this proxy statement to be available for election. If the nominees are not available, and you have submitted a signed and dated proxy card that does not withhold authority to vote for the nominees, the proxy holders may vote your shares for a substitute nominee. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If you sign, date and mail your proxy card, and any other matters are properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote your shares regarding such matters.

    No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

    Representatives of Mellon Investor Services L.L.C., the transfer agent and registrar for the common stock, will act as the independent inspector of election.

    Share information in this proxy statement gives effect to the one-for-one stock dividend paid by BindView on February 17, 2000 (the "Stock Split"), unless indicated otherwise.


                        PROPOSAL 1: ELECTION OF DIRECTORS

    At the meeting, you the shareholders will elect the two Class II directors. The Board is comprised of six directors divided into three classes, each class being composed as equally in number as possible in accordance with BindView's Amended and Restated Articles of Incorporation. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of shareholders.

    The directors in Class II, whose terms expire at the meeting, are Armand S. Shapiro and Edward L. Pierce. Messrs. Shapiro and Pierce are nominated to serve in Class II for another term expiring at the 2006 annual meeting of shareholders.

    The directors in Class III are serving a term that expires at the 2004 annual meeting of shareholders.

    The directors in Class I are serving terms that expire at the 2005 annual meeting of shareholders.

    Each of the two nominees who receive the most votes at the 2003 annual meeting will be elected to the open directorships in Class II even if he receives less than a majority of the votes cast. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

                                                                                                      DIRECTOR
                                           AGE                       POSITION                          SINCE
                                           ---       -----------------------------------------        --------
NOMINEES FOR CLASS II DIRECTORS
  Armand S. Shapiro (a)(b)                  62       Director                                             2001
  Edward L. Pierce                          46       Director; Senior Vice President and CFO              2001

CLASS III DIRECTORS
  Peter T. Dameris (a)(b)                   43       Director                                             2002
  Eric J. Pulaski                           40       Chairman of the Board, President, and CEO            1990

CLASS I DIRECTORS
  Richard A. Hosley II (a)(c)               58       Director                                             1998
  Robert D. Repass (b)                      43       Director                                             2003

----------

        (a) Member of the Compensation Committee. Mr. Shapiro was appointed to the Compensation Committee on February 21, 2002. Mr. Dameris was appointed to the Compensation Committee on August 15, 2002.

        (b) Member of the Audit Committee. Mr. Dameris was appointed to the Audit Committee on August 15, 2002. Mr. Repass was appointed to the Audit Committee and designated as its chairman on January 27, 2003.

        (c) Mr. Hosley was a member of the Audit Committee in 2002 and in 2003 until he stepped down from that committee on January 27, 2003.


                             DIRECTORS AND NOMINEES

BACKGROUND OF DIRECTORS AND DIRECTOR NOMINEES

    Peter T. Dameris has served as a director of BindView since August 2002. Mr. Dameris is a private investor. He served as executive vice president and chief operating officer of Quanta Services, a publicly traded infrastructure services company, from February 2001 until October 31, 2002. From 1994 through September 2000, Mr. Dameris was employed by Metamor Worldwide Inc., a publicly traded IT consulting company ("Metamor"), where he held a variety of positions including chairman of the board and chief executive officer, executive vice president, senior vice president of strategy and development, and general counsel.

    Richard A. Hosley II has served as a director of BindView since January 1998. Since October 1990, Mr. Hosley has been a private investor. From 1980 to 1990, Mr. Hosley was employed by BMC, where he held a variety of positions including vice president of sales and marketing, president, chief executive officer and vice chairman.

    Edward L. Pierce has served as BindView's senior vice president and chief financial officer since May 1, 2001, and as a director since July 26, 2001. Before joining BindView, Mr. Pierce was employed by Metamor from November 1994 until January 2001, most recently as executive vice president and chief financial officer. He served as a director of Metamor from October 1999 until Metamor's acquisition by PSINet Inc. in June 2000.

    Eric J. Pulaski founded BindView in May 1990 and served as BindView's chairman of the board, president and chief executive officer from its inception until January 2000, at which time he became chairman of the board and chief technology officer. He returned as president and chief executive officer in July 2001.

    Robert D. Repass has served as a director of BindView since January 2003. Since April 2002, Mr. Repass has been vice-president and chief financial officer of Motion Computing, Inc. in Austin, Texas. From March 2000 to December 2001, Mr. Repass was a partner with TL Ventures, a venture capital investment firm with focus on funding early stage technology companies. From 1997 to March 2000, Mr. Repass was a partner at PricewaterhouseCoopers LLP where he served as the office managing partner for the Austin practice. Mr. Repass serves on the board of directors and as chairman of the audit committee of Multimedia Games, Inc., a publicly traded company that develops, implements, and supports high-speed interactive gaming.

    Armand S. Shapiro has served as a director of BindView since October 2001. Mr. Shapiro has been the chairman of MessagePro, Inc., a Houston-based telephone answering service company, since February 2002, where he served as chief executive officer from February 2002 until January 2003. Mr. Shapiro is also the chairman and chief executive officer of Garden Ridge Corporation, where he has served as chairman since June 1990 and as chief executive officer since March 2003; he previously served as chief executive officer from June 1990 to June 1999. Mr. Shapiro serves as a senior advisor to Summit Capital Group, LLC, a private equity investment firm, and as a director of SSP Holdings, Inc.

COMPENSATION OF DIRECTORS

    We reimburse our directors for out-of-pocket expenses incurred in attending Board meetings. In addition, non-employee directors receive $2,000 per meeting for attending Board meetings in person and $1,000 per meeting for attending by telephone, as well as $750 per meeting for attending committee meetings in person and $500 per meeting for attending by telephone.

    Our non-employee directors received initial- and annual grants of options to acquire our common stock under our 1998 Non-Employee Directors Stock Option Plan, as follows:

                                                    EXERCISE
    NAME               NO. OPTIONED SHARES           PRICE
--------------       ----------------------         --------
Mr. Dameris          Initial grant: 100,000            $0.95

Mr. Hosley           Initial grant: 100,000            $1.92
                         Nov. 2002:  25,000            $0.99

Mr. Repass           Initial grant: 100,000            $1.34

Mr. Shapiro          Initial grant: 100,000            $0.99
                         Nov. 2002:  25,000            $0.99

    These options vest in installments over four years, except that they vest in full if BindView is subject to a change in control (as defined in that plan) or if the optionee dies or becomes disabled. The options expire ten years from the date of grant or, if earlier, 90 days after the optionee ceases to be a director or 12 months after the optionee's death.

MEETING ATTENDANCE

    During 2002, the full Board met seven times; all directors attended, in person or by telephone, at least 75% of all meetings held by the Board and by the committees on which the directors served during the period of time that such person served on the Board or on such committees.

INDEBTEDNESS OF DIRECTORS

    Mr. Pierce is indebted to the Company in the amount of $788,000 plus accrued interest, in the form of a full-recourse promissory note dated December 31, 2001, at 3% interest, due on or before April 30, 2005. The promissory note is in payment, at fair market value, of 400,000 shares of the Company's restricted common stock granted to Mr. Pierce on December 31, 2001. Payment of the note is secured by a security interest in such shares. See also the note concerning Mr. Pierce's compensation following the table under the heading "Summary of Executive Com-pensation" as well as the discussion under the heading "Employment Agreements and Change of Control Agreements of Named Executive Officers."


                             COMMITTEES OF THE BOARD

The Board of Directors has no executive committee or nominating committee.

ADMINISTRATIVE COMMITTEE

    The Board has an Administrative Committee to approve routine administrative matters such as resolutions required by banks and other financial institutions to open accounts. Mr. Pulaski and Mr. Pierce are the members of the Administrative Committee. In 2002 the Administrative Committee acted by written consent five times.

AUDIT COMMITTEE

    The Board has an Audit Committee, for which the Board has adopted a written charter, a copy of which was included in the proxy statement for BindView's 2001 annual meeting. The Audit Committee met eight times in 2002. The Audit Committee recommends the independent public auditors appointed by the Board to audit our financial statements and reviews issues raised by those auditors as to the scope of their audit and their audit report, including any questions and recommendations they may have relating to our internal accounting and auditing procedures. In 2002, the Audit Committee was composed of Messrs. Bloom, Hosley, and Shapiro until Mr. Bloom's resignation from the Board on August 1, 2002. Mr. Dameris was appointed to the Audit Committee on August 15, 2002. Mr. Repass was appointed to the Audit Committee on January 27, 2003, at which time Mr. Hosley stepped down from the Audit Committee. Each of Messrs. Bloom, Dameris, Hosley, Repass, and Shapiro are, or during their service were, independent directors as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board, which is composed of three non-employee directors, has furnished the following report.

    The Audit Committee has reviewed and discussed with management BindView's audited financial statements for the year 2002 audited by PricewaterhouseCoopers LLP, BindView's principal independent public accountants, has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountant's independence. Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board that the company's financial statements audited by PricewaterhouseCoopers LLP should be included in BindView's annual report on Form 10-K for 2002.

                                                   AUDIT COMMITTEE:
                                                   Peter T. Dameris
                                                   Robert D. Repass (Chair)
                                                   Armand S. Shapiro

COMPENSATION COMMITTEE

    The Compensation Committee approves the compensation to be paid to our executive officers and to the members of the Board, as well as grants of stock options and restricted stock awards to such individuals. The Compensation Committee met eight times and acted by written consent once in 2002. In 2002, the Compensation Committee was composed of Messrs. Bloom, Hosley, and Shapiro until Mr. Bloom's resignation from the Board in August 2002. Mr. Dameris was appointed to the Compensation Committee in August 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee was an officer or employee of BindView or any of its subsidiaries during fiscal 2002. No executive officer of BindView served during fiscal 2002 as a director or as a member of the Compensation Committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board, which is composed of non-employee directors, has furnished the following report on executive compensation.

    BindView's executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the company's successful financial performance and for increasing shareholder value. BindView's compensation program consists of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The Compensation Committee believes that the total compensation program for executives of BindView is competitive with the compensation programs provided by other comparable companies.

    Base Salary: The Compensation Committee periodically reviews base salaries of executive officers, including the executive officers named in the "Summary of Executive Compensation" discussion below. The factors considered in setting salaries include (but are not necessarily limited to) salaries paid to persons holding comparably-responsible positions at other similarly-situated companies; the applicable cost of living; the company's overall financial performance; the individual's past performance and potential with the company; and input from the chief executive officer. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Compensation Committee.

    CEO Compensation: The base salary, bonus, and option grant for Eric J. Pulaski in 2002 were based on his position, responsibility, level of experience, and on his individual performance and BindView's performance. In April 2002, Mr. Pulaski was granted options, under BindView's 1998 Omnibus Incentive Plan, to purchase 100,000 shares of BindView's common stock at its fair market value on the date of the grant ($1.545 per share); these options vest over four years.
    Annual Performance Bonuses: Total compensation for executive officers also includes cash bonuses in accordance with BindView's senior-executive bonus plan, with the on-target amount for each incumbent executive officer being specified in the executive officer's employment agreement with BindView, based on the same factors as described above for executive-officer salaries. Only partial cash bonus awards were paid in 2002, based on BindView's financial performance for the fiscal year ended December 31, 2001.

    Stock Options: Total compensation for executives also includes long term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between BindView's management and shareholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant. In determining the amount of option grants, we evaluate the position of the employee, responsibility of the employee and overall compensation package. All options are granted at a strike price of at least fair market value at the date of grant. The long-term value realized by management through option exercises is directly linked to the enhancement of shareholder value.

    Applicable Tax Code Provision. The compensation committee has reviewed the potential consequences for BindView of Section 162(m) of the Internal Revenue Code, which limits the tax deduction a company can claim for annual compensation in excess of $1 million to certain executives. This limit did not affect BindView in 2002. While the Company strives to ensure that it will be able to deduct the compensation it pays, if compliance with Section 162(m) conflicts with the Company's compensation philosophy, or with what is believed to be in the best interests of the Company and its stockholders, the Company may conclude that paying non-deductible compensation is more consistent with that philosophy and in the Company's and stockholders' best interests.

                                                      COMPENSATION COMMITTEE:
                                                      Peter T. Dameris
                                                      Richard A. Hosley II
                                                      Armand S. Shapiro (Chair)

SPECIAL COMMITTEE ON EMPLOYEE OPTIONS

    The Board has established a Special Committee on Employee Options to approve the granting of stock options to non-executive-officer employees of the Company and its subsidiaries. Eric J. Pulaski is the sole member of that committee. The committee acted by written consent 28 times in 2002.

                       EXECUTIVE OFFICERS AND COMPENSATION

    The following table shows the names, ages and titles of our executive officers and certain other management personnel as of July 15, 2003. All our executive officers hold office until their respective successors are duly elected and qualified or their earlier resignation or removal.

NAME                           AGE                           POSITION
----                           ---    ------------------------------------------------------------------
Eric J. Pulaski .............   40    Chairman, President, and Chief Executive Officer
Edward L. Pierce ............   46    Senior Vice President and Chief Financial Officer
Ronald E. Rosenthal .........   51    Senior Vice President of Worldwide Marketing
Jeffrey E. Margolis *........   41    Senior Vice President of Business Development
Gary S. Margolis ............   38    Senior Vice President of Research and Development
                                         and Chief Technology Officer
Kevin P. Cohn ...............   34    Vice President, Corporate Controller, and Chief Accounting Officer
David S. Flame ..............   40    Vice President, Americas Sales and Field Operations
David E. Lloyd ..............   56    Vice President, International Sales and Field Operations
D. C. Toedt III *............   48    Vice President, General Counsel, and Secretary

      * Not an "executive officer" as defined in applicable SEC regulations.

    For information regarding Mr. Pulaski's and Mr. Pierce's backgrounds, see the discussion above under the heading "Background of Directors and Director Nominees."

    Ronald E. Rosenthal has been BindView's Senior Vice President of Worldwide Marketing since November 2002. From 1997 to 2000, he served as vice president / marketing for Harbinger Corporation in Atlanta before its acquisition by Peregrine Systems, where he continued to serve as vice president / marketing on multiple assignments through 2002. From 1991 to 1996, Mr. Rosenthal was vice president / marketing for Scientific Software, Inc., in Atlanta.

    Jeffrey E. Margolis joined BindView in March 1998; he currently serves as Senior Vice President of Business Development. From October 1996 until joining BindView, he worked in investment and merchant banking as a vice president of GulfStar Group, Inc., an affiliate of International Bancshares Corporation. He is the brother of Gary S. Margolis.

    Gary S. Margolis has worked in software development at BindView since 1992; he became Senior Vice President of Research and Development and Chief Technology officer in July 2001. He is the brother of Jeffrey E. Margolis.

    Kevin P. Cohn has been BindView's Vice President and Corporate Controller since joining the company in May 2001; he was elected Chief Accounting Officer in July 2001. From December 1997 until January 2001 he was employed by Metamor, most recently as Vice President, Corporate Controller, and Chief Accounting Officer. Before that, Mr. Cohn was employed by Ernst & Young LLP where he served most recently as an Audit Manager.

    David S. Flame has been BindView's Vice President, Americas Sales and Field Operations since December 2002. From February 2002 to June 2002 he was employed by Alphablox Corporation as senior vice president - worldwide sales and services. From May 1995 to October 2001 he was employed by BMC Software, Inc., most recently as vice president-sales for the Americas Northeast and as vice president-sales and operations for Latin America.

    David E. Lloyd has been BindView's Vice President of International Sales and Field Operations since November 2002. From 1996 to 2002 he was employed by Visual Numerics Inc., a privately held company based in Houston, in various executive capacities.

    Kenneth D. Naumann was BindView's Vice President of Sales for the Americas from 1999 until his resignation effective January 1, 2003. He joined BindView in 1993 and previously served as a sales representative, sales manager, and director of sales.

    D. C. Toedt III is BindView's Vice President, General Counsel, and Secretary. From 1983 until joining BindView in October 1999, he was a practicing attorney at Arnold, White & Durkee, P.C. (now Howrey Simon Arnold & White LLP), first as an associate and later as a shareholder.

SUMMARY OF EXECUTIVE COMPENSATION

    The following table summarizes compensation information for the "Named Executive Officers," namely (i) each person serving as BindView's Chief Executive Officer or acting in a similar capacity during the fiscal year ended December 31, 2002; (ii) BindView's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of such fiscal year, excluding any executive officer, other than the CEO, whose total annual salary and bonus did not exceed $100,000 for such fiscal year; and
(iii) up to two additional individuals for whom disclosure would have been provided under clause (ii) but for the fact that the individual was not serving as an executive officer of BindView at the end of such fiscal year.

                                                                                        LONG-TERM COMPENSATION
                                                                                       ------------------------
                                                           ANNUAL COMPENSATION         RESTRICTED   SECURITIES
                                                       ---------------------------       STOCK      UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION                  YEAR       SALARY         BONUS           AWARDS    OPTIONS(#)(1) COMPENSATION (2)
-------------------------------------         ------   ------------   ------------     ----------  ------------- ----------------
Eric J. Pulaski (3) .................           2002   $    228,125   $    162,500             --        100,000   $      5,500
  Chairman & President &                        2001         81,250             --             --             --          2,438
  Chief Executive Officer                       2000        150,000             --             --             --          5,250

Edward L. Pierce (4) ................           2002        200,000        130,000             --        130,000          5,500
  Senior Vice President &                       2001        133,333             --             --             --          3,000
  Chief Financial Officer

Gary S. Margolis (5) ................           2002        165,570         89,232             --        191,250          5,500
  Senior Vice President of                      2001        137,280          2,094             --         50,000          4,181
  Research & Development &                      2000        133,320          6,250             --                         4,173
  Chief Technology Officer

Kevin P. Cohn .......................           2002        130,625         40,625             --         50,000          5,138
  Vice President, Corporate                     2001         73,397             --             --        100,000          1,875
  Controller & Chief Accounting
  Officer

William D. Miller (6) ...............           2002        115,353        115,869             --         75,000          6,000
  former Senior Vice President &                2001        191,667         46,936             --        200,000          5,250
  Chief Operating Officer                       2000        102,993        104,464             --        400,000         35,000

Kenneth D. Naumann (7) ..............           2002        196,009         50,000             --        100,000          5,500
  former Vice President of                      2001        209,964             --             --        100,000          5,250
  Worldwide Sales                               2000        238,537         43,007             --             --          5,250

(1)      Gives effect to the Stock Split.

(2) "All other compensation" includes BindView's contributions to the BindView Development Corporation 401(k) Profit Sharing Plan. See also the supplemental notes for certain specific executives, below.

(3) Mr. Pulaski served as President and Chief Executive Officer until January 2000 and as Chairman and Chief Technology Officer from then until July 1, 2001, at which time he resumed the positions of President and Chief Executive Officer upon Mr. Gardner's resignation. Mr. Pulaski voluntarily took no salary or bonus in the second half of 2001.

(4) In May of 2001, the Company, under the terms of a restricted stock agreement, issued 400,000 shares of restricted common stock to Mr. Pierce at $2.61 per share (its fair market value as of that date) in exchange for a full recourse, interest-bearing promissory note in the amount of $1,044,000. The restricted common stock vests over a four-year period from the date of issuance. At the same time, the Company also entered into an employment agreement with Mr. Pierce which, among other things, required the Company to pay Mr. Pierce a guaranteed signing bonus in installments beginning with the first vesting date of the restricted common stock in April 2002, in amounts corresponding to the principal and unpaid interest associated with the price of the vesting shares. At December 31, 2001, the May agreements were rescinded and new agreements were entered into reflecting issuance of 400,000 shares to Mr. Pierce at $1.97 per share (its fair market value as of that date) in exchange for a full recourse, interest-bearing promissory note in the amount of $788,000, and lowering of the guaranteed signing bonus in proportion to the reduction in proceeds to the Company from the stock issuance. In 2002, pursuant to his employment agreement, Mr. Pierce elected to defer payment of the signing-bonus installments that came due during that year. See also the discussion below under the heading "Employment Agreements of Named Executive Officers."

(5)  Gary S. Margolis became chief technology officer in July 2001.

(6) Mr. Miller resigned effective in July 2002. For 2000, "all other compensation" for Mr. Miller includes payments made by BindView on his behalf in connection with his relocating to Houston, Texas, home of BindView's corporate headquarters.

(7)  Mr. Naumann resigned effective January 1, 2003.

OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 2002

    This table shows information concerning individual grants of stock options made during the year ended December 31, 2002, to each of the Named Executive Officers.

                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED ANNUAL RATES
                                              PERCENT OF                                                OF STOCK PRICE APPRECIATION
                            SHARES OF        TOTAL OPTIONS                                                   FOR OPTION TERM(1)
                           COMMON STOCK       GRANTED TO          EXERCISE                             ----------------------------
                            UNDERLYING         EMPLOYEES         PRICE PER
        NAME                OPTIONS(#)        DURING YEAR         SHARE($)         EXPIRATION             5%($)            10%($)
----------------------    --------------     -------------      -------------     -------------        ----------        ----------
Eric J. Pulaski ......           100,000               3.2%             1.545            4/2012            97,164           246,233
Edward L. Pierce .....           130,000               4.1%             1.545            4/2012           126,313           320,103
Gary S. Margolis .....           130,000               4.1%             1.545            4/2012           126,313           320,103
Gary S. Margolis .....            61,250               1.9%              1.01           11/2012            38,905            98,593
Kevin P. Cohn ........            50,000               1.6%             1.545            4/2012            48,582           123,116
William D. Miller (2)             75,000               2.4%             1.545            7/2003            72,873           184,675
Kenneth D. Naumann (3)           100,000               3.2%              1.53            4/2012            96,220           243,842

----------

(1) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission's regulations. BindView does not represent that the common stock will appreciate at these assumed rates.

(2)  Mr. Miller resigned effective in July 2002.

(3)  Mr. Naumann resigned effective January 1, 2003.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

    This table shows all stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2002, and the number and value of options each held at fiscal year end.

                                                                        NUMBER OF
                                                                   SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT             "IN-THE-MONEY" OPTIONS AT
                            SHARES             VALUE               DECEMBER 31, 2002(#)                DECEMBER 31, 2002($)(1)
                           ACQUIRED ON        REALIZED         ------------------------------      ------------------------------
                           EXERCISE(#)           ($)           EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                           -----------        --------         -----------      -------------      -----------      -------------
Eric J. Pulaski .........           --              --                  --            100,000               --                 --
Kevin P. Cohn ...........           --              --              37,500            112,500               --                 --
Gary S. Margolis ........           --              --             178,750            242,500               --             26,950
William D. Miller .......           --              --              75,000                 --               --                 --
Kenneth D. Naumann ......           --              --             215,841            237,783               --                 --
Edward L. Pierce ........           --              --                  --            130,000               --                 --

----------

(1) The value of the unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of BindView stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of BindView stock on December 31, 2002, as reported on the Nasdaq Stock Market, was $1.45.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS OF NAMED EXECUTIVE
OFFICERS

    Of the Named Executive Officers, we have or had employment agreements and change-of-control agreements with Kevin P. Cohn, Gary S. Margolis, William D. Miller, Eric J. Pulaski, and Edward L. Pierce.

    Under the respective employment agreements between the aforementioned individuals and BindView, each such individual is entitled to receive (i) a base salary, plus (ii) contingent incentive bonus compensation based on achievement of certain management objectives, including revenue and profitability targets, in accordance with a plan approved by the Compensation Committee of the Board. BindView may terminate such an individual's employment with or without cause, and the individual may resign for any reason, in either case by written notice. The employment agreements provide for different outcomes depending upon the circumstances of the termination of employment or resignation. If the individual's employment is terminated by BindView other than for cause or disability or if the individual resigns for good reason (as defined in the agreement), then the individual is entitled to a severance period of one year, during which he continues to receive his base salary along with medical / health benefits.

    Under the respective change-of-control agreements between the aforementioned individuals (except Mr. Miller) and BindView, each individual's options will become fully vested in the event of a change of control (as defined in the agreement), and the individual will be entitled to exercise any vested, unexercised options for a period of 18 months after the date of termination of employment. If, in connection with a change of control (as defined in the agreement), the individual's employment is terminated other than for cause or he resigns for good reason (as defined in the agreement), then the individual is entitled to (i) all severance benefits provided in the employment agreement;
(ii) a special severance payment in an amount equal to the individual's annual base salary; and (iii) continuation of insurance-related benefits for an additional six months after the end of the time that such benefits are required to be provided under the employment agreement. If any payment by BindView to the individual would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, then the individual is entitled to receive a gross-up payment, in an amount such that, after payment by the individual of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon the gross-up payment, the individual retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

    Mr. Cohn's employment agreement provides for a base salary of $132,500 per year. Mr. Margolis' employment agreement provides for a base salary of $175,000 per year. Mr. Miller's employment agreement provided for an annual base salary of $150,000 per year. Mr. Pulaski's employment agreement provides for a base salary of $225,000 per year.

    Mr. Naumann's separation agreement provides for Mr. Naumann to continue to receive his base salary of $175,000 through December 2003 and to receive a bonus payment for 2002 in accordance with the 2002 executive bonus plan approved by the Compensation Committee as described above. (Such bonus payment was made January 31, 2003 in the amount of $32,812.50.)

    Mr. Miller's separation agreement with BindView permits him to exercise his vested stock options through July 15, 2003. (Mr. Miller exercised those options in June 2003.)

    Mr. Pierce's employment agreement provides for (a) an annual base salary of $200,000; (b) a guaranteed signing bonus payable in installments, beginning in April 2002, corresponding to the vesting dates of his 400,000-share restricted stock award (see also the discussion of the associated promissory note in the notes to the table under the heading "Summary of Executive Compensation"), but deferrable at his option; (c) contingent incentive bonus compensation as described above; and (d) a stock option grant no later than December 31, 2002. (The stock option grant made pursuant to clause (d) was for 130,000 shares in accordance with the criteria set forth in Mr. Pierce's employment agreement.) If Mr. Pierce's employment is terminated by BindView other than for cause or disability, or if he resigns for good reason (as defined in the agreement), then he is entitled, in addition to the severance benefits described above for the other Named Executive Officers, to a series of quarterly bonus payments equal to an annual bonus of $200,000 (which he may opt to take in a present-value lump sum discounted at 8% per annum interest). Mr. Pierce's restricted-stock agreement with the Company requires him, before selling any of his vested restricted shares, to make certain payments on the principal and interest of his promissory note to the Company in payment of the purchase price of such shares, in an amount determined by a schedule in the restricted-stock agreement.

                            (Continued on next page)

                      COMMON STOCK PERFORMANCE COMPARISONS

    The following performance graph compares the performance of BindView's common stock to the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes an investment in BindView's common stock and each index of $100 at June 30, 1998, in the case of the indexes and at July 24, 1998, the effective date of BindView's initial public offering, in the case of BindView stock, and that all dividends, if any, were reinvested.

    This graph is based on historical data and not necessarily indicative of future performance. This graph shall not be deemed "soliciting material" nor "filed" with the Securities and Exchange Commission nor subject to the Regulations of 14A or 14C under the Exchange Act or subject to the liabilities of Section 18 under the Exchange Act.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG BINDVIEW DEVELOPMENT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE S & P INTERNET SOFTWARE & SERVICES INDEX


                              (PERFORMANCE GRAPH)


                                                                 Cumulative Total Return
                                        ------------------------------------------------------------------------
                                        7/24/98       12/98        12/99        12/00        12/01         12/02
BINDVIEW DEVELOPMENT CORPORATION         100.00       275.00       496.88       188.12        40.20        29.00
NASDAQ STOCK MARKET (U.S.)               100.00       117.24       217.44       131.20       104.08        71.96
S & P INTERNET SOFTWARE & SERVICES       100.00       100.00       189.91        61.26        42.17        38.87


* $100 invested on 7/24/98 in stock or on 6/30/98 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(C)2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


                                            Beginning
             Transaction      Closing         No. Of       Dividend        Dividend        Shares         Ending       Cum. Tot.
  Date*          Type         Price**       Shares***      per Share         Paid        Reinvested       Shares         Return
---------    -----------     ----------     ----------     ----------     ----------     ----------     ----------     ----------
24-Jul-98          Begin          5.000          20.00                                                      20.000         100.00

31-Dec-98       Year End         13.750          20.00                                                      20.000         275.00

31-Dec-99       Year End         24.844          20.00                                                      20.000         496.88

31-Dec-00       Year End          9.406          20.00                                                      20.000         188.12

31-Dec-01       Year End          2.010          20.00                                                      20.000          40.20

31-Dec-02            End          1.450          20.00                                                      20.000          29.00


* Specified ending dates or ex-dividends dates.

** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.

***'Begin Shares' based on $100 investment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of July 15, 2003 with respect to (a) persons known to us to be beneficial owners of more than five percent (5%) of the outstanding shares of BindView's common stock, (b) the Named Executive Officers identified in the Summary of Executive Compensation appearing elsewhere in this proxy statement and our directors and (c) all of our executive officers and directors as a group. Unless otherwise noted, we believe that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

BENEFICIAL OWNER                                          SHARES (1)      PERCENTAGE(1)
----------------------------------------------------     ------------     ------------
Kevin P. Cohn (2) ..................................           65,625                *
Peter T. Dameris (3) ...............................           25,000                *
Richard A. Hosley II (4) ...........................          100,000                *
Gary S. Margolis (5) ...............................          290,572                *
William D. Miller (6) ..............................           86,898                *
Kenneth D. Naumann (7) .............................               --                *
Edward L. Pierce (8) ...............................          288,315                *
Eric J. Pulaski (9) ................................        8,954,450            19.19%
Robert D. Repass ...................................               --                *
Armand S. Shapiro (10) .............................           43,750                *
All executive officers and directors as a group (11)        9,854,610            21.12%

----------

     *  Less than 1%

(1) In accordance with the guidelines of the Securities and Exchange Commission, each beneficial owner's percentage ownership is determined by assuming that options held by such person and exercisable within 60 days have been exercised. The numbers of shares and options held by persons listed because of their status as Named Executive Officers, executive officers, or directors are based on our option-grant records; on public filings such as Form 3 and Form 4 filings; and (in the case of current Named Executive Officers and directors) on information supplied by the named persons.

(2) Mr. Cohn is a Named Executive Officer of the Company. His listed holdings include 65,625 shares of common stock that would be issued if he were to exercise outstanding vested options.

(3) Mr. Dameris is a director of the Company. His listed holdings include 25,000 shares of common stock that would be issued if he were to exercise outstanding options that will vest within 60 days.

(4) Mr. Hosley is a director of the Company. His listed holdings include 100,000 shares of common stock that would be issued if he were to exercise outstanding vested options.

(5) Gary Margolis is a Named Executive Officer of the Company. His listed holdings include 236,250 shares of common stock that would be issued if he were to exercise outstanding vested options.

(6) Mr. Miller is a Named Executive Officer of the Company who resigned effective in July 2002. The information in the table above concerning Mr. Miller's holdings is based on BindView's records of employee stock purchases prior to his resignation and 75,000 shares of common stock issued in connection with exercising vested options in June 2003.

(7) Mr. Naumann is a Named Executive Officer of the Company who resigned effective January 1, 2003.

(8) Mr. Pierce is a director and a Named Executive Officer of the Company. His listed holdings include 225,000 shares of restricted common stock that will vest within 60 days and 40,625 shares of common stock that would be issued if he were to exercise outstanding vested options.

(9) Mr. Pulaski is a director and a Named Executive Officer of the Company. His listed holdings include 31,250 shares of common stock that would be issued if he were to exercise outstanding vested options.

(10) Mr. Shapiro is a director of the Company. His listed holdings include 43,750 shares of common stock that would be issued if he were to exercise outstanding vested options.

(11) See the above notes to this table. Includes an aggregate of 542,500 shares of common stock that would be issued if option holders were to exercise outstanding vested stock options.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    Mr. Pierce is indebted to BindView as described above under the subheading "Indebtedness of Directors."


                 PROPOSAL 2: TO APPROVE AN AMENDMENT TO INCREASE
                   THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                     UNDER THE EMPLOYEE STOCK PURCHASE PLAN

    The Board is recommending that the shareholders approve an amendment (the "Plan Amendment") to the BindView Development Corporation 1999 Employee Stock Purchase Plan, as previously amended through January 1, 2001 (the "Plan"). The amendment increases the number of shares reserved for issuance under the Plan from 1 million shares to 2 million shares. This represents approximately 4.3% of the Company's common stock outstanding at July 15, 2003. The text of the Plan is set forth in Annex A to this proxy statement; the text of the Plan Amendment is set forth in Annex B to this proxy statement.

REASONS FOR THE PLAN AMENDMENT

    We believe it is in BindView's best interests to attract and retain experienced and knowledgeable employees and to increase the proprietary interest of our employees in our long-term success. Under the Plan, we provide full-time key employees, including officers, with additional incentives to increase shareholder value.

    The Plan provides that we can grant options to purchase common stock at a discount to the lowest price at which the stock traded during a six-month window, for cash, with a requirement that the purchase price be funded by payroll deductions from each grantee's salary, with respect to a total of up to
1.0 million shares. Employees have purchased 0.8 million shares, resulting in an aggregate cash investment in the Company by employees, through payroll deduction, of approximately $2.1 million through December 31, 2002.

SUMMARY OF THE PLAN

    The following summary does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the Plan.

    The Board of Directors adopted the Plan in April 1999. The Plan provides for the grant of options to all eligible employees to purchase shares of the BindView's common stock. BindView currently has approximately 400 employees eligible to participate in the Plan. Such options may be exercised on the last day of the applicable offering period for which such options were granted and only with funds accumulated through payroll deductions of between 1% and 10% of an eligible employee's compensation. Except as may be otherwise determined by the committee and announced to employees prior to an offering period, the maximum number of shares of common stock for which each eligible employee may be granted an option during an offering period will be determined by dividing $12,500 (reduced proportionately for an offering period of less than six months) by the fair market of value of a share of BindView's stock on the first day of the offering period. The price to be paid for each share of common stock upon exercise of an option shall be the lesser of (i) 85% of the fair market value on the date of grant of the option or

(ii) 85% of the fair market value on the date of exercise. Eligible employees include any employee working more than 20 hours per week. The Plan is administered by a committee appointed by the Board of Directors.

    Under the Plan, an aggregate of 2,000,000 shares of BindView's common stock have been authorized and reserved for purchase pursuant to options granted to eligible employees. The offering periods are six-month periods commencing on February 1 and August 1. Payroll deductions are made throughout the offering period for each participant.

FEDERAL TAX CONSEQUENCES

    The Plan and a participant's right to make purchases under the Plan are intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of stock purchased under the Plan are sold or otherwise disposed of. Therefore, no taxable income is reportable by a participant either upon grant of an option or upon the actual purchase of shares of stock on cash purchase date. Upon the sale or other disposition of the shares of stock, a participant will generally be subject to the tax. The amount and nature of the tax will depend upon how long the participant holds the shares of BindView's stock.

        If a participant sells or otherwise disposes of the shares (other than a transfer to the participant's spouse or into joint ownership, if the participant remains one of the joint owners) more than two years from the first day of the offering period and more than one year from the date of the transfer of the stock to the participant, then the participant will recognize ordinary income in an amount equal to the lesser of:

        o the excess of the fair market value as defined in the Plan ("Fair Market Value") of the shares at the time of such sale or other disposition over the purchase price, or

        o an amount equal to 15% of the Fair Market Value of the shares as of the first day of the offering period.

        Any additional gain will be treated as long-term capital gain. If the Fair Market Value of the stock at the time of the sale or disposition is less than the purchase price, a participant will have a long-term capital loss. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income equal to the excess of the Fair Market Value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        BindView is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period described above.

        At the time a participant's option is exercised or at the time the participant disposes of some or all of the stock purchased under the Plan, the participant must make adequate provision for our federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the stock. At any time, BindView may, but will not be obligated to, withhold from the participants compensation the amount necessary for us to meet applicable withholding obligations.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                                NEW PLAN BENEFITS

       BINDVIEW DEVELOPMENT CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN

                                                                           BENEFIT ($)
                                                                     (difference between fair
                                                                        market value and
                                                                      participants' purchase
                                                                       price at the date of
NAME AND POSITION                              PURCHASE PRICE ($)           purchase)             NUMBER OF UNITS
-----------------------------------------     --------------------   ------------------------   --------------------
Eric J. Pulaski, chairman, president, and                      N/A                      N/A                      N/A
chief executive officer

Named Executive Officers as a group                         10,625                   16,874                    9,615

Other executive officers as a group                            N/A                      N/A                      N/A

Employees other than executive officers,                   487,315                  564,283                  480,464
as a group

Non-employee members of the Board of                           N/A                      N/A                      N/A
Directors



EQUITY COMPENSATION PLAN INFORMATION

    The following table sets forth information as of December 31, 2002, with respect to the Company's compensation plans under which equity securities are authorized for issuance:

                                        (a)                     (b)                        (c)
                                                                                  NUMBER OF SECURITIES
                               NUMBER OF SECURITIES                              REMAINING AVAILABLE FOR
                                   TO BE ISSUED          WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                 UPON EXERCISE OF        EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                               OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
   PLAN CATEGORY               WARRANTS AND RIGHTS      WARRANTS AND RIGHTS     REFLECTED IN COLUMN(a))(3)
----------------------         --------------------     --------------------    --------------------------
Equity compensation
plans approved by                         2,175,736            $5.36                            5,010,560
security holders (1)

Equity compensation
plans not approved by                     5,367,524             2.32                            3,155,049
security holders (2)
                               --------------------     --------------------    -------------------------
Total                                     7,543,260            $3.20                            8,165,609

           (1)  1998 Omnibus Plan

           (2) Incentive Stock Option Plan, Nonqualified Stock Option Plan, 1997 Employee Stock Option Plan, Non-Employee Director Plan, 2000 Indian Stock Option Plan, 2000 Employee Incentive Plan, International Employee Stock Option Plan, 1997 Entevo Stock Plan, and 1998 Indian Stock Option Plan. See Note 9 to Financial Statements included in Item 15 of BindView's Annual Report on Form 10-K for the year ended December 31, 2002, for a description of each of these plans.

           (3) The Company also maintains an Employee Stock Purchase Plan (see summary of plan above). The Company originally reserved 1,000,000 shares for issuance under this plan. As of December 31, 2002, there are 218,172 shares remaining available for issuance.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT. Approval of the Plan Amendment requires the vote of a majority of the shares present at the meeting in per-son or by proxy; abstentions will therefore count as a vote against the proposal. Broker non-votes will not be treated as a vote for or against the proposal and will not affect the outcome of the proposal.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP served as BindView's principal independent public accountants for the 2002 fiscal year and are expected to be selected by the Audit Committee to serve as BindView's principal independent public accounts for the 2003 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the shareholder meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the company's annual financial statements, and for reviews of the financial statements included in the company's Forms 10-Q, for the 2002 fiscal year, were $280,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed for professional services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by the company's principal accountants for the fiscal year 2002.

ALL OTHER FEES

    The aggregate fees billed for services rendered by the company's principal accountants, other than for services otherwise covered under the subheadings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for fiscal year 2002 were $100,000.

COMPATIBILITY OF CERTAIN FEES WITH INDEPENDENT ACCOUNTANTS' INDEPENDENCE

    The Audit Committee has considered whether the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the company's principal accountants' independence.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires BindView's officers, directors and persons who own more than 10% of a registered class of BindView's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish BindView with copies of all Section 16(a) reports they file.

    Based on a review of Forms 3 and 4 and amendments thereto furnished to BindView during the fiscal year ended December 31, 2002, BindView believes that all such forms were timely filed during such fiscal year, except that Messrs. Lloyd and Rosenthal were late in filing their respective Form 3 reports when they joined the Company; Mr. Rosenthal was late in filing a Form 4 report of his initial option grant; and Mr. Dameris was late in filing a Form 3 report when he became a member of the Company's Board of Directors.

                PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

    Any proposals of holders of common stock intended to be presented at the annual meeting of shareholders of BindView to be held in 2004 must be received by BindView at its principal executive offices, 5151 San Felipe, 25th Floor, Houston, Texas 77056, no later than March 28, 2004 to be included in the proxy statement and form of proxy relating to that meeting.

    BindView is paying the cost of this solicitation of proxies. In addition to solicitation by use of the mails, the directors, officers or employees of BindView may solicit the return of proxies by telephone, telecopy or in person.

                                      # # #

                                     ANNEX A

                        BINDVIEW DEVELOPMENT CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                (As Amended by First Amendment Effective 1/1/01)

                                TABLE OF CONTENTS

                                                                                                            Section
ARTICLE I - PURPOSE, COMMITMENT AND INTENT
  Purpose.......................................................................................................1.1
  Share Commitment..............................................................................................1.2
  Intent........................................................................................................1.3
  Shareholder Approval..........................................................................................1.4

ARTICLE II - DEFINITIONS
  Affiliate.....................................................................................................2.1
  Beneficiary...................................................................................................2.2
  Board of Directors............................................................................................2.3
  Code..........................................................................................................2.4
  Committee.....................................................................................................2.5
  Company.......................................................................................................2.6
  Compensation..................................................................................................2.7
  Employee......................................................................................................2.8
  Employer......................................................................................................2.9
  Exercise Date................................................................................................2.10
  Fair Market Value or FMV.....................................................................................2.11
  Grant Date...................................................................................................2.12
  Offering Period..............................................................................................2.13
  Option.......................................................................................................2.14
  Option Price.................................................................................................2.15
  Participant..................................................................................................2.16
  Plan.........................................................................................................2.17
  Shares.......................................................................................................2.18
  Stock........................................................................................................2.19

ARTICLE III - ELIGIBILITY
  General Requirements..........................................................................................3.1
  Limitations Upon Participation................................................................................3.2

ARTICLE IV - PARTICIPATION
  Grant of Option...............................................................................................4.1
  Payroll Deduction.............................................................................................4.2
  Payroll Deductions Continuing.................................................................................4.3
  Right to Stop Payroll Deductions..............................................................................4.4
  Accounting for Funds..........................................................................................4.5
  Employer's Use of Funds.......................................................................................4.6

ARTICLE V - IN SERVICE WITHDRAWAL, TERMINATION
OF EMPLOYMENT, RETIREMENT OR DEATH
  In Service Withdrawal ........................................................................................5.1
  Termination of Employment.....................................................................................5.2
  Retirement for Age or Disability..............................................................................5.3
  Death.........................................................................................................5.4

ARTICLE VI - EXERCISE OF OPTION
  Purchase of Stock.............................................................................................6.1
  Accounting for Stock..........................................................................................6.2
  Issuance of Shares............................................................................................6.3
  Restriction on Shares.........................................................................................6.4

ARTICLE VII - ADMINISTRATION
  Appointment, Term of Service & Removal........................................................................7.1
  Powers........................................................................................................7.2
  Quorum and Majority Action....................................................................................7.3
  Standard of Judicial Review of Committee Actions..............................................................7.4

ARTICLE VIII - ADOPTION OF PLAN BY OTHER EMPLOYER
  Adoption Procedure............................................................................................8.1
  No Joint Venture Implied......................................................................................8.2

ARTICLE IX - TERMINATION AND AMENDMENT OF THE PLAN
  Termination...................................................................................................9.1
  Amendment.....................................................................................................9.2

ARTICLE X - MISCELLANEOUS
  Designation of Beneficiary...................................................................................10.1
  Plan Not An Employment Contract..............................................................................10.2
  All Participants' Rights are Equal...........................................................................10.3
  Options Granted Are Not Transferable.........................................................................10.4
  Voting of Stock..............................................................................................10.5
  No Stockholder Rights........................................................................................10.6
  Governmental Regulations.....................................................................................10.7
  Notices......................................................................................................10.8
  Indemnification of Committee.................................................................................10.9
  Tax Withholding.............................................................................................10.10
  Gender and Number...........................................................................................10.11
  Severability................................................................................................10.12
  Governing Law; Parties to Legal Actions.....................................................................10.13

                                    ARTICLE I
                         Purpose, Commitment and Intent

    1.1 Purpose. The purpose of this Plan is to provide Employees of the Company and its Affiliates which adopt the Plan with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company and the Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. Any Affiliate may adopt the Plan with the approval of the Committee by fulfilling the requirements of Section 8.1. This Plan is sponsored by the Company.

    1.2 Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 500,000 Shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are canceled, or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

    1.3 In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee. Adjustments must be confirmed in writing by the auditors of the Company to be fair and reasonable.

    1.4 Intent. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

    1.5 Shareholder Approval. To be effective, this Plan must be approved by the stockholders of each of the Employers within 12 months before or after the Plan is approved by the board of directors of each Employer. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

                                   ARTICLE II
                                   Definitions

    The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

    2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    2.2 "Beneficiary" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

    2.3 "Board of Directors" means the board of directors of the Company.

    2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    2.5 "Committee" means the committee, appointed by the Board of Directors of the Company to administer the Plan, which shall be comprised solely of members of the Board of Directors who qualify as non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.

    2.6 "Company" means BindView Development Corporation, a Texas corporation.

    2.7 "Compensation" means the Employee's wages from the Company as defined in section 3401(a) of the Code for purposes of Federal income tax withholding at the source, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, income from the exercise of a nonqualified stock option, income resulting from a disqualifying disposition from an incentive stock option or from this Plan, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits; and modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k) of the Code.

    2.8 "Employee" means any person who is a common law employee of the Company excluding only those whose customary employment with the Company is 20 hours or less per week.

    2.9 "Employer" means the Company and each Affiliate which has adopted the Plan as provided in Section 8.1 of the Plan.

    2.10 "Exercise Date" means the last business day of the Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

    2.11 "Fair Market Value" or "FMV" of the Stock as of any date means the average of the high and low sale prices of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

    2.12 "Grant Date" means the first business day of the Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

    2.13 "Offering Period" means the six month periods commencing on July 1 and January 1 of each year. The initial offering period shall end December 31, 1999, but may, at the discretion of the Committee, be for a period of less than six months.

    The Offering Period commencing January 1, 2001, shall be for a seven-month period ending on July 31, 2001, and thereafter each Offering Period shall be for a six-month period commencing on August 1 and February 1 of each year

    2.14 "Option" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

    2.15 "Option Price" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Grant Date or (b) 85% of the FMV of a Share on the Exercise Date.

    2.16 "Participant" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

    2.17 "Plan" means the BindView Development Corporation 1999 Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

    2.18 "Shares" means shares of Stock.

    2.19 "Stock" means the Company's common stock, no par value.


                                   ARTICLE III
                                   Eligibility

    3.1 General Requirements. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Grant Date, subject to the limitations imposed in Section 3.2.

    3.2 Limitations Upon Participation. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

         (a) if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

         (b) which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

         (c) which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.

                                   ARTICLE IV
                                  Participation

    4.1 Grant and Exercise of Option. Effective as of the Grant Date the Committee shall grant an Option to each Participant that shall be exercisable only on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. Except as may be determined otherwise by the Committee and announced to Employees prior to an Offering Period, the number of Shares included in an Option deemed to have been granted to an Employee on the Grant Date shall be determined by dividing $12,500 (reduced proportionately for an Offering Period of less than six months and increased proportionately for an Offering Period of more than six months) by the FMV of a Share of Stock on such date.

    4.2 Payroll Deduction. In order for an Employee to become eligible to receive an Option granted for a given Offering Period, the Employee must complete a payroll deduction form and file it with the Company no earlier than 30 nor later than 15 days prior to the beginning of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his Compensation an amount no less than one percent, nor more than ten percent, of his Compensation (only in whole percentages) taken pro rata from the Compensation paid to him by the Company. Each payroll deduction shall begin on the first pay period ending after the beginning of an Offering Period and shall continue through the last pay period ending prior to the Exercise Date. No Participant shall be permitted to begin payroll deductions at any other time. A Participant may not make additional payments to his Plan account.

    4.3 Payroll Deductions Continuing. A Participant's election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 30 nor later than 15 days prior to the commencement of the Offering Period for which it is to be effective.

    4.4 Right to Stop Payroll Deductions. A Participant may discontinue payroll deductions and his participation in the Plan as provided in Section 5.1, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of his payroll deductions for that Offering Period.

    4.5 Accounting for Funds. As of each payroll deduction period the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

    4.6 Employer's Use of Funds. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purposes and the Employer shall not be obligated to segregate such payroll deductions.

                                    ARTICLE V
      In Service Withdrawal, Termination of Employment, Retirement or Death

    5.1 In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be determined by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee. All funds credited to the Participant's payroll deduction account shall be paid to him as soon as administratively feasible. The withdrawal election terminates the Participant's right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current Offering Period. Should the Participant wish to participate in any given future Offering Period, the Participant must file a new payroll deduction election within the time frame required for participation for that Offering Period.

    5.2 Termination of Employment. If a Participant's employment is terminated for any reason other than retirement for age or disability prior to the Exercise Date, the Option granted to the Participant for that Option Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible.

    5.3 Retirement for Age or Disability. If a Participant retires for age or disability under the then established rules of the Company, his Exercise Date shall be the last day of the month prior to his retirement for age or disability. At that time his Option shall be exercised in accordance with the terms of the Plan. Then any funds remaining in his payroll deduction account shall be returned to him as soon as administratively feasible.

    5.4 Death. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible. If the Participant dies after the Exercise Date, but prior to the delivery of his certificate, the Stock shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock shall be held in the Participant's account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is delivered to the proper party together with a check in the amount of any remaining funds in the Participant's payroll deduction account.

                                    ARTICLE 6
                               Exercise of Option

    6.1 Purchase of Stock. On the Exercise Date of each Offering Period each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for an Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on Exercise Date, all Options granted for the Offering Period to the extent not used shall terminate.

    6.2 Accounting for Stock. After the Exercise Date of each Offering Period a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

    6.3 Issuance of Shares. As soon as administratively feasible after the end of the Offering Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

    6.4 Restriction on Shares. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant's account at the brokerage or other financial services firm designated by the Committee until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which such holding period has been satisfied, the Participant may direct that those Shares be moved to another account of Participant's choosing or request that a stock certificate be issued and delivered to him.

    Notwithstanding anything to the contrary contained in this Plan, a Participant shall not transfer or otherwise dispose of Stock in violation of the Company's Insider Trading Policy.

                                  ARTICLE VII
                                 Administration

    7.1 Appointment, Term of Service & Removal. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

    7.2 Powers. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

         (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

         (b)  to construe all provisions of the Plan;

         (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

         (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

         (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

         (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

         (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

    7.3 Quorum and Majority Action. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

    7.4 Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                  ARTICLE VIII
                       Adoption of Plan By Other Employers

    8.1 Adoption Procedure. With the approval of the Committee, any Affiliate may adopt this Plan by:

         (a) a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

         (b) providing all information required by the Committee.

    8.2 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.

                                   ARTICLE IX
                      Termination and Amendment of the Plan

    9.1 Termination. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

    9.2 Amendment. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have stockholder approval as set forth in Section 1.4.

                                    ARTICLE X
                                  Miscellaneous

    10.1  Designation of Beneficiary.

         (a) A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

         (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    10.2 Plan Not An Employment Contract. The adoption and maintenance of this Plan is not a contract between the Company and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

    10.3 All Participants' Rights Are Equal. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(f) of the regulations promulgated under that section of the Code.

    10.4 Options Granted Are Not Transferable. No Option granted a Participant under this Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

    10.5 Voting of Stock. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant's instructions.

    10.6 No Stockholder Rights. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in this Plan.

    10.7 Governmental Regulations. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

    10.8 Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Company or its designated representative, as the case may be.

    10.9 Indemnification of Committee. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

    10.10 Tax Withholding. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

    10.11 Gender and Number. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

    10.12 Severability. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

    10.13 Governing Law; Parties to Legal Actions. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.

                                      # # #

                                     ANNEX B

                               SECOND AMENDMENT TO

                        BINDVIEW DEVELOPMENT CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN

    Pursuant to authority reserved to the Board of Directors of BindView Development Corporation (the "Company") in Article IX of the BindView Development Corporation 1999 Employee Stock Purchase Plan, as amended (the "Plan"), and subject to approval of the Company's shareholders, the Board of Directors of the Company hereby amends the Plan as follows effective January 1, 2003:

    The first sentence of Section 1.2 of the Plan is amended and restated to read in its entirety as follows:

         1.2 Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 2,000,000 Shares (taking into account the 2 for 1 stock split in February 2000), subject to adjustment as provided in this Section.

    Approved as of the 27th day of January, 2003.

                        BINDVIEW DEVELOPMENT CORPORATION


BOARD OF DIRECTORS


Eric J. Pulaski                                  Edward L. Pierce
Chairman of the Board, President, and Chief      Senior Vice President and Chief Financial
Executive Officer, BindView Development          Officer, BindView Development Corporation
Corporation

Peter T. Dameris (1) (2)                         Robert D. Repass (1)
Former Chairman of the Board and Chief           Vice-President and Chief Financial Officer,
Executive Officer, Metamor Worldwide Inc.        Motion Computing, Inc.

Richard A. Hosley II (2)                         Armand S. Shapiro (1) (2)
Former President and Chief Executive             Chairman and Chief Executive Officer,
Officer, BMC Software, Inc.                      Garden Ridge Corporation;
                                                 Chairman, MessagePro, Inc.


(1)      Audit Committee

(2)      Compensation Committee



EXECUTIVE OFFICERS


Eric J. Pulaski                                  Gary S. Margolis
Chairman of the Board, President,                Senior Vice President of Research and
and Chief Executive Officer                      Development and Chief Technology Officer

Kevin P. Cohn                                    Edward L. Pierce
Vice President, Corporate Controller,            Senior Vice President and Chief Financial Officer
and Chief Accounting Officer

David S. Flame                                   Ronald E. Rosenthal
Vice President, Americas Sales                   Senior Vice President of Worldwide Marketing
and Field Operations

David E. Lloyd
Vice President, International Sales
and Field Operations




ANNUAL MEETING OF STOCKHOLDERS                   BINDVIEW CORPORATE HEADQUARTERS
The annual meeting of stockholders               5151 San Felipe
will take place at BindView's corporate          Houston, Texas 77056
headquarters, the address of which               713-561-4000
address is set forth at right.                   www.bindview.com

                                                                                                    Mark Here
                                             (CONTINUED FROM OTHER SIDE)                            for Address
                                                                                                    Change or      [ ]
                                                                                                    Comments
                                                                                                    PLEASE SEE REVERSE SIDE

(1) ELECTION OF DIRECTORS:
                                                                                                    FOR      AGAINST     ABSTAIN
    FOR all nominees         WITHHOLD                    (2) APPROVAL OF AMENDMENT TO INCREASE
listed (except as marked     AUTHORITY                       THE NUMBER OF SHARES RESERVED FOR      [ ]        [ ]         [ ]
    to the contrary)      to vote for all                    ISSUANCE UNDER THE EMPLOYEE STOCK
                          nominees listed                    PURCHASE PLAN.

          [ ]                   [ ]                          IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE
                                                             UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                                                             ADJOURNMENT THEREOF AND UPON MATTERS INCIDENT TO THE CONDUCT OF THE
                                                             MEETING.

NOMINEES: (01) Armand S. Shapiro, (02) Edward L. Pierce

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

                                                                              This proxy when properly executed will be voted in
--------------------------------------------------------                      the manner directed herein by the undersigned
                                                                              shareholder. IF NO DIRECTION IS MADE THIS PROXY WILL
                                                                              BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES
                                                                              NAMED IN ITEM 1, OR IF ONE OR BOTH NOMINEES BECOMES
                                                                              UNAVAILABLE, FOR ANOTHER NOMINEE OR NOMINEES TO BE
                                                                              SELECTED BY THE BOARD OF DIRECTORS, AND FOR APPROVAL
                                                                              OF THE AMENDMENT REFERENCED IN ITEM 2.

                                                                              Date_________________________________________, 2003.


                                                                              ------------------------------------------------------

                                                                              ------------------------------------------------------
                                                                              Signature of Shareholder(s)

                                                                              Please sign your name exactly as it appears hereon.
                                                                              Joint owners must each sign. When signing as attorney,
                                                                              executor, administrator, trustee or guardian, please
                                                                              give your full title as such.

------------------------------------------------------------------------------------------------------------------------------------
                                               o DETACH HERE FROM PROXY VOTING CARD. o

                        BINDVIEW DEVELOPMENT CORPORATION

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                 August 21, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of BindView Development Corporation ("BVEW") hereby appoints Eric J. Pulaski and Edward L. Pierce, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of BVEW to be held at 9:00 a.m. on Thursday, August 21, 2003, at BVEW's corporate office located at 5151 San Felipe, Houston, Texas 77056, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

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                     o DETACH HERE FROM PROXY VOTING CARD. o